                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  February 12, 1997

                AmeriCredit Automobile Receivables Trust 1996-D
             (Exact Name of Registrant as specified in its charter)


         United States                 33-98620                88-0359494
         -------------                 --------                ----------
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                   Identification Number)

                              c/o AmeriCredit Financial
                                    Services, Inc.
                             Attention:  Daniel E. Berce
                                 200 Bailey Avenue
                               Fort Worth, TX  76107
                               (Address of Principal
                                 Executive Office)

                                  (817) 332-7000
                            Registrant's phone number

Item 5.  Other Events

            Information relating to distributions to Note and Certificate holders for the January, 1997, Collection Period of the Registrant in respect of the Class A-1 Money Market Asset
            Backed Notes, Class A-2 Floating Rate Asset Backed Notes,
            Class A-3 Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes and the Certificates, is contained in the Servicer's Certificate for the referenced Collection Period provided to Note and Certificate holders pursuant to the Sale and Servicing Agreement dated as of November 1, 1996 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and LaSalle National Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.  Financial Statements, Exhibits

            Exhibit No.    Exhibit
            -----------    -------
                1.         Servicer's Certificate for the January, 1997
                           Collection Period relating to the Notes and the Certificates issued by the Registrant pursuant to the Agreement.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 1996-D


By:  AmeriCredit Financial Services, Inc., as Servicer

/s/ Daniel E. Berce
    Daniel E. Berce
    Executive Vice President,
    Chief Financial Officer
    and Treasurer



February 12, 1997

                                    EXHIBIT INDEX

              Exhibit
              -------
                 1. Servicer's Certificate for the January, 1997 Collection Period relating to the Notes and Certificates issued by the Registrant.